                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRAY COMMUNICATIONS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        GRAY COMMUNICATIONS SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:       9:30 a.m., local time
Date:       June 28, 2001
Place:      The Peachtree Insurance Center
            The Executive Board Room, 5th Floor
            4370 Peachtree Road, N.E.
            Atlanta, Georgia 30319
Purpose:

         -        to elect eight directors;

         - to consider and vote upon a proposal to approve the amendment of the 1992 Long Term Incentive Plan to increase the number of shares of Gray class B common stock issuable thereunder;

         - to consider and vote upon a proposal to confirm the appointment of Ernst & Young LLP as the independent auditors; and

         - to consider and act upon such other business and matters or proposals as may properly come before the meeting.

         Only holders of record of Gray class A common stock and class B common stock at the close of business on April 20, 2001 are entitled to notice of, and to vote at, the meeting.

         Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the form of proxy, by accessing the Internet site listed on the form of proxy or by signing, dating and returning the form of proxy in the enclosed postage-paid envelope.


By Order of the Board of Directors,
J. Mack Robinson
President and Chief Executive Officer

Atlanta, Georgia
April 30, 2001

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 28, 2001


Q:   WHAT AM I VOTING ON?
A:   There are three proposals scheduled to be voted on at the meeting:
      - The election of directors;
      - Amendment of our 1992 Long Term Incentive Plan;
      - Ratification of Ernst & Young LLP as our independent auditors for 2001.

Q:   WHO IS ENTITLED TO VOTE?
A:   Shareholders of record as of the close of business on April 20, 2001.

Q:   HOW MANY VOTES IS EACH SHARE ENTITLED TO?
A: Each share of our class A common stock is entitled to 10 votes and each share of our class B common stock is entitled to one vote.

Q:   HOW DO I VOTE?
A:   You may vote by either:
         -- attending the Annual Meeting;
         -- the Internet at http://www.proxyvoting.com/gcs;
         -- the telephone at 800-840-1208 as directed on your proxy card; or -- completing and mailing your proxy card.

     Instructions for voting are on the enclosed proxy card. The persons named on the proxy card will vote all properly executed proxies not subsequently revoked in accordance with your instructions.

Q:   CAN I CHANGE MY VOTE?
A: Yes. You may revoke your proxy by submitting a new proxy by one of the methods described in the previous question and answer, or by sending a written request to change your vote that must be received by our Secretary prior to the meeting. Giving your proxy does not deprive you of your right to vote in person should you attend the meeting.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: If any matter other than the election of directors, the amendment to the Incentive Plan or the approval of the auditors for 2001 are properly raised and lawfully presented at the Annual Meeting, your vote gives authority to the persons named on the proxy card to vote on any such matter in their discretion.

Q:   HOW MANY VOTES DOES THE COMPANY NEED TO HOLD THE MEETING?
A: As of the record date, April 20, 2001, 6,848,467 shares of our Class A common stock were outstanding and 8,750,630 shares of our Class B common stock were outstanding. The total number of possible votes is 77,235,300. A number of votes equal to or greater than a majority of the possible votes, or 38,617,651 (including abstentions) will constitute a quorum. No business may be transacted at the Annual Meeting without a quorum. If any of your shares are held by a broker who fails to vote them, then those shares will not be counted. If you are present at the meeting in person or by proxy, or vote by proxy card, telephone or computer, you will be considered part of the quorum.

Q: HOW MANY VOTES ARE NEEDED TO ELECT A DIRECTOR, AMEND THE INCENTIVE PLAN, RATIFY OR TAKE OTHER ACTION?
A: If a quorum is present, a majority of the votes cast is required to approve all matters other than the election of directors. When electing a director, a majority is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Votes withheld from any nominee, if a quorum is present, will have no effect on the outcome of voting for directors. Abstentions and votes that a broker fails to vote will not be counted and will have no effect on the outcome of such matters.

Q:   WHO WILL COUNT THE VOTES?
A: Our transfer agent, Mellon Investor Services will tabulate the votes and act as inspector of election.

Q:   IS MY VOTE CONFIDENTIAL?
A: It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: You will receive a proxy card for each account that you have, including shares held by a trustee in the dividend reinvestment plan or any employee benefit plan. Please vote by proxy for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple accounts, please contact our transfer agent, Mellon Investor Services at (888) 835-2869.

     We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to owners of our class A and class B common stock in accordance with the fee schedule approved by the New York Stock Exchange.

                        PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES

         At the shareholders meeting, eight directors are to be elected to hold office (subject to Gray's bylaws) until the next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which management of Gray has no reason to anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the meeting, or, if no substitute is selected by management prior to or at the meeting, a motion to reduce the membership of the Board to the number of nominees available will be presented. Gray's Board of Directors recommends that its shareholders vote "for" the election of those directors specified in this proxy statement.

         Set forth below is information concerning each of the nominees.

                            DIRECTOR
          NAME                SINCE        AGE                       POSITION
------------------------    ---------     ------    --------------------------------------------------
J. Mack Robinson              1993          77      Director, President and Chief Executive Officer
Robert S. Prather, Jr.        1993          56      Director and Executive Vice President-Acquisitions
Hilton H. Howell, Jr.         1993          39      Director and Executive Vice President
William E. Mayher, III        1990          62      Chairman of the Board of Directors
Richard L. Boger              1991          54      Director
Howell W. Newton              1991          54      Director
Hugh Norton                   1987          68      Director
Harriett J. Robinson          1997          70      Director

         J. MACK ROBINSON has been Gray's President and Chief Executive Officer since 1996. Mr. Robinson has served as Chairman of the Board of Bull Run Corporation, a principal shareholder of Gray, since 1994, Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and Chairman of the Board of Atlantic American Corporation since 1974. Mr. Robinson also serves as a director of the following companies: Bankers Fidelity Life Insurance Company, American Independent Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is director emeritus of Wachovia Corporation. He is the Chairman of the Executive Committee and a member of the Management Personnel Committee of Gray's Board of Directors. Mr. Robinson is the husband of Harriett J. Robinson and the father-in-law of Hilton H. Howell, Jr.

         ROBERT S. PRATHER, JR., has been Executive Vice President-Acquisitions of Gray since 1996. He has served as President and Chief Executive Officer and a director of Bull Run Corporation, a principal shareholder of Gray, since 1992. He serves as a director of Rawlings Sporting Goods Company, Inc. and The Morgan Group, Inc. He is a member of the Executive Committee and the Management Personnel Committee of Gray's Board of Directors.

         HILTON H. HOWELL, JR., has been Gray's Executive Vice President since September 2000. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995 and Executive Vice President from 1992 to 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director, Vice President and Secretary of Bull Run Corporation, a principal shareholder of Gray, since 1994. Mr. Howell also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of J. Mack Robinson and Harriett J. Robinson.

         WILLIAM E. MAYHER, III was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is Chairman of the Medical College of Georgia Foundation and a past member of the American Association of Neurological Surgeons. He also serves as a director of Gaston Loughlin, Inc. and Palmyra Medical Centers. Dr. Mayher is a member of the 1992 Long Term Incentive Plan Committee, the Executive Committee and the Management Personnel Committee of Gray's Board of Directors and has served as Chairman of Gray's Board of Directors since August 1993.

         RICHARD L. BOGER has been President and Chief Executive Officer of Export Insurance Services, Inc., an insurance brokerage and agency, President and Chief Executive Officer of Lex-Tek International, Inc., an insurance software company, and a director of CornerCap Group of Funds, a "Series" investment company since prior to 1992. Mr. Boger is a member of the Executive Committee and the Audit Committee of Gray's Board of Directors and he is Chairman of the Management Personnel Committee and the 1992 Long Term Incentive Plan Committee of Gray's Board of Directors.

         HOWELL W. NEWTON has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company, since 1978. Mr. Newton is Chairman of the Audit Committee of Gray's Board of Directors.

         HUGH NORTON has been President of Norco, Inc., an insurance agency since 1973. He is one of the founders and directors of Community Bank of Georgia. Mr. Norton is also a real estate developer in Destin, Florida. He is a member of the 1992 Long Term Incentive Plan Committee, the Management Personnel Committee and, since March 15, 2001, the Audit Committee of Gray's Board of Directors.

         HARRIETT J. ROBINSON has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of J. Mack Robinson and the mother-in-law of Hilton H. Howell, Jr.

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 (a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company's equity securities to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by

SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

         To Gray's knowledge, based solely on its review of the copies of such reports furnished to Gray during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent beneficial owners were met, except that Robert S. Prather, Jr., Director and Executive Vice President - Acquisitions, inadvertently was late in filing his Form 5 disclosing the purchase of 950 shares of class B common stock.

BOARD COMMITTEES AND MEMBERSHIP

         Gray's Board has an Executive Committee. The Executive Committee has and may exercise all the lawful authority of the full Board of Directors in the management and direction of the affairs of Gray, except as otherwise provided by law or as otherwise directed by the Board of Directors. All actions by the Executive Committee are subject to revision and alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee held two meetings during 2000. The members of the Executive Committee are Messrs. Boger, Mayher, Prather and Robinson.

         Gray's Board has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray's independent auditors, as well as Gray's accounting principles and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee held eight meetings during 2000. The members of the Audit Committee are Messrs. Boger, Newton and, since March 15, 2001, Mr. Norton.

         Gray's Board has a Management Personnel Committee, the purpose of which is to make recommendations with respect to executive salaries, bonuses and compensation and to serve as the nominating committee with respect to the principal officers and other committees of the board of directors, as well as making nominations respecting membership of Gray's Board. The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to the Secretary of Gray, giving the candidate's name, biographical data and qualifications. The Management Personnel Committee held three meetings in 2000, and its members are Messrs. Boger, Mayher, Norton, Prather and Robinson.

         Gray's Board has a 1992 Long Term Incentive Plan Committee which is a sub-committee of the Management Personnel Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants under the 1992 Long Term Incentive Plan. The 1992 Long Term Incentive Plan Committee held four meetings in 2000, and its members are Messrs. Boger, Mayher and Norton.

         Gray's Board does not have a nominating committee. Gray's Board held four meetings during 2000. During 2000, each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of all committees of the Board on which such directors served.

SHARE OWNERSHIP

         The following table sets forth certain information regarding the ownership of Gray class A common stock and class B common stock as of April 20, 2001 by (i) any person who is known to Gray to be the beneficial owner of more than five percent of the Gray class A common stock or the class B common stock,
(ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. Warrants and options to acquire Gray class A common stock or class B common stock included in the amounts listed below are currently exercisable or will be exercisable within 60 days after April 20, 2001.

                                                            CLASS A                        CLASS B               COMBINED
                                                         COMMON STOCK                    COMMON STOCK             VOTING
                                                       BENEFICIALLY OWNED             BENEFICIALLY OWNED        PERCENT OF
                                                     -----------------------       -----------------------        COMMON
                  NAME                                SHARES         PERCENT        SHARES         PERCENT         STOCK
------------------------------------------           ---------       -------       ---------       -------      ----------
Robert A. Beizer (1)                                       -0-            *           55,017            *             *
Richard L. Boger (1)                                     3,736            *           16,089            *             *
Ray M. Deaver (2)                                          -0-            *          417,794          4.8%            *
Hilton H. Howell, Jr. (3) (4) (5)                    3,729,032         46.9%         186,247          2.1%         42.4%
Wayne M. Martin (1)                                      7,224            *           12,493            *             *
William E. Mayher, III (1)                              13,500            *           26,250            *             *
Howell W. Newton (1)                                     2,625            *           17,000            *             *
Hugh Norton (1)                                         13,500            *           26,250            *             *
Robert S. Prather, Jr. (3) (6)                       3,322,910         41.9%         141,750          1.6%         37.9%
Harriett J. Robinson (1) (3) (5) (7)                 4,822,207         58.2%         298,100          3.4%         52.9%
J. Mack Robinson (3) (5) (8)                         4,822,207         58.2%         298,100          3.4%         52.9%
Thomas J. Stultz (1)                                     2,250            *           26,662            *             *
Bull Run Corporation (9)                             3,093,897         39.0%          11,750            *          35.2%
The Capital Group Companies, Inc. (10)                     -0-            *          466,600          5.3%            *
Mario J. Gabelli (11)                                  419,875          6.1%       1,966,125         22.5%          8.0%
George H. Nader (12)                                   359,998          5.3%             -0-            *           4.7%
Shapiro Capital Management Company,
    Inc. (13)                                              -0-            *        1,796,346         20.5%          2.3%
All directors and executive officers as a
    group                                            5,187,630         62.6%       1,208,044         13.2%         57.7%

*        Less than 1%.

(1) Includes options to purchase Gray class B common stock, as follows: each of Messrs. Boger, Mayher, Newton and Norton and Mrs. Robinson - 7,500 shares of Gray class B common stock; Mr. Martin - 11,250 shares of Gray class B common stock; Mr. Beizer - 54,000 shares of Gray class B common stock and Mr. Stultz - 22,500 shares of Gray class B common stock.

(2) Includes 214,853 shares of Gray class B common stock owned by Mr. Deaver's wife, as to which shares he disclaims beneficial ownership.

(3) Includes 2,017,647 shares of Gray class A common stock and 11,750 shares of Gray class B common stock owned by Bull Run Corporation and warrants to purchase 1,076,250 shares of Gray class A common stock owned by Bull Run Corporation, as described in footnote (9) below, because Messrs. Howell, Prather and Robinson are directors and officers of Bull Run Corporation and Messrs. Prather and Robinson are principal shareholders of Bull Run Corporation. In addition, Mrs. Robinson is the spouse of Mr. Robinson. Each of Messrs. Howell, Prather and Robinson and Mrs. Robinson disclaims beneficial ownership of the shares owned by Bull Run Corporation.

(4) Includes 59,075 shares of Gray class A common stock owned by Mr. Howell's wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership.

(5) Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 507,060 shares of Gray class A common stock and 6,000 shares of Gray class B common stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director. Also includes warrants to purchase 34,500 shares of Gray class A common stock owned by one of these companies.

(6) Includes 225 shares of Gray class A common stock and 100 shares of Gray class B common stock owned by Mr. Prather's wife, as to which shares he disclaims beneficial ownership. Includes options to purchase 9,337 shares of Gray class A common stock and options to purchase 116,000 shares of Gray class B common stock.

(7) Includes: (1) an aggregate of 381,975 shares of Gray class A common stock and 92,950 shares of Gray class B common stock, options to purchase 10,000 shares of Gray class A common stock, options to purchase 115,000 shares of Gray class B common stock and warrants to purchase 69,000 shares of Gray class A common stock owned by Mrs. Robinson's husband, as to which shares Mrs. Robinson disclaims beneficial ownership; (2) warrants to purchase 103,500 shares of Gray class A common stock; and (3) 276,950 shares of Gray class A common stock, 40,000 shares of Gray class B common stock and warrants to purchase 138,000 shares of Gray class A common stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities. Mrs. Robinson's address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(8) Includes: (1) options to purchase 10,000 shares of Gray class A common stock and options to purchase 115,000 shares of Gray class B common stock; (2) warrants to purchase 69,000 shares of Gray class A common stock held by Mr. Robinson; and (3) 484,275 shares of Gray class A common stock and 64,900 shares of Gray class B common stock owned by Mr. Robinson's wife directly and as trustee for their daughters, options to purchase 7,500 shares of Gray class B common stock and warrants to purchase 241,500 shares of Gray class A common stock held by Mr. Robinson's wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities. Mr. Robinson's address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(9) Includes warrants to purchase 1,076,250 shares of Gray class A common stock. The address of Bull Run Corporation is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(10) This information was furnished to Gray on a Schedule 13G filed by The Capital Group Companies, Inc. and Capital Guardian Trust Company. Capital Guardian Trust

         Company, a wholly owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of these shares as a result of its serving as the investment manager of various institutional accounts, but has authority to vote only 172,750 shares of Gray class B common stock. The address of The Capital Group Companies, Inc. and Capital Guardian Trust Company is 333 South Hope Street, Los Angeles, California 90071.

(11) This information was furnished to Gray on a Schedule 13D filed by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D reports the beneficial ownership of Gray class A common stock as follows: Gabelli Funds, LLC -160,625 shares; GAMCO Investors, Inc.-208,500 shares; Gabelli Advisers, Inc. -10,000 shares and Gabelli Performance Partnership, L.P.-40,750 shares. The Schedule 13D reports the beneficial ownership of Gray class B common stock as follows: Gabelli Funds, LLC -723,100 shares; GAMCO Investors, Inc.-1,088,075 shares; Gabelli International Limited-71,950 shares; MJG Associates, Inc. -6,000 shares; Gabelli Advisers, Inc. -66,000 shares and Gabelli Performance Partnership, L.P. -11,000 shares. GAMCO Investors, Inc. only has the authority to vote 1,060,825 of the shares beneficially held by it. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(12) Mr. Nader's address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.

(13) This information was furnished to Gray on a Schedule 13G filed by Shapiro Capital Management Company, Inc., the address of which is 3060 Peachtree Road NW, Atlanta, Georgia 30306.

EXECUTIVE COMPENSATION.

      The following table sets forth a summary of the compensation of Gray's President and Chief Executive Officer and the four other most highly compensated officers for the year ended December 31, 2000 (the "named executives").


                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                                               COMPENSATION AWARDS
                                                             ------------------------
                                                                           SECURITIES
                                 ANNUAL COMPENSATION         RESTRICTED    UNDERLYING
       NAME AND            -------------------------------     STOCK        OPTIONS         ALL OTHER
  PRINCIPAL POSITION       YEAR   SALARY ($)     BONUS ($)     AWARDS       SARS (#)     COMPENSATION ($)
------------------------   ----   ----------     ---------   ----------    ----------    ----------------
J. Mack Robinson,          2000    200,000            -0-         -0-         100,000        26,860 (2)
    President, Chief       1999    200,000            -0-         -0-          50,000        21,520 (2)
    Executive Officer      1998     72,308 (1)        -0-         -0-         125,000        13,000 (2)
    and a Director

Robert A. Beizer,          2000    231,000            -0-         -0-          21,000        11,455 (3)
    Vice President-Law     1999    222,000            -0-         -0-          10,500        17,270 (3)
    & Development          1998    215,000            -0-         -0-          21,000        13,080 (3)

Ray M. Deaver,             2000    240,000         50,000         -0-          15,000         5,788 (5)
    Regional Vice          1999     53,077 (4)     35,000         -0-          15,000         1,349 (5)
    President-Texas        1998        -0-            -0-         -0-             -0-           -0-

Wayne M. Martin,           2000    248,000        130,513         -0-          25,000         9,746 (6)
    Regional Vice          1999    236,000         67,556         -0-             -0-        11,512 (6)
    President-Television   1998    219,326        170,454         -0-          11,250         8,829 (6)

Thomas J. Stultz,          2000    240,000         50,000         -0-          25,000         7,179 (7)
    Vice President,        1999    205,000        150,000         -0-             -0-         7,655 (7)
    President-Publishing   1998    196,000         35,000         -0-          22,500         7,166 (7)
    Division

(1) Mr. Robinson was appointed President and Chief Executive Officer of Gray in September 1996, but received no salary for this position until September 1998. In 1998, Mr. Robinson was compensated at an annual salary of $200,000.

(2) For 2000, includes term life insurance premiums of $6,180 and director's fees of $20,680. For 1999 and 1998, represents director's fees only.

(3) Includes matching contributions by Gray to its 401(k) plan of $3,741, $4,000 and $4,000, for 2000, 1999 and 1998, respectively. Also includes term life insurance premiums of $5,148, $8,775 and $5,589 paid or accrued 2000, 1999 and 1998, respectively. Long-term disability insurance premium payments or accruals of $2,566, $4,495, and $3,491 for 2000, 1999 and 1998, respectively.

(4) Mr. Deaver joined Gray on October 1, 1999 and in 1999 was compensated at an annual salary of $230,000.

(5) Includes matching contributions by Gray to its 401(k) plan of $4,250 and $1,349 for

         2000 and 1999, respectively. The amount for 2000 includes $1,538 of long-term disability insurance premium payments or accruals.

(6) Includes matching contributions by Gray to its 401(k) plan of $4,250, $4,000 and $4,000, for 2000, 1999 and 1998, respectively. Also includes term life insurance premiums of $1,794, $3,600 and $3,249 paid or accrued for 2000, 1999 and 1998, respectively, and long-term disability insurance premium payments or accruals of $3,702, $3,912, and $1,580 for 2000, 1999 and 1998, respectively.

(7) Includes matching contributions by Gray to its 401(k) plan of $4,250, $4,000 and $4,000, for 2000, 1999 and 1998, respectively. Also includes term life insurance premiums of $1,107, $2,053 and $1,963 paid or accrued for 2000, 1999 and 1998, respectively, and long-term disability insurance premium payments or accruals of $1,822, $1,602, and $1,203 for 2000, 1999 and 1998, respectively.

STOCK OPTIONS GRANTED IN 2000

         Under Gray's 1992 Long Term Incentive Plan (the "Incentive Plan"), all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three-year period beginning on the second anniversary of the grant date and expire one month after termination of employment. Currently, the total number of shares issuable under the Incentive Plan is not to exceed 1,900,000 shares of which 300,000 are Gray class A common stock and 1,600,000 are Gray class B common stock, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting shareholders of Gray.

         The Incentive Plan is administered by the Incentive Plan Committee, which consists of members of the Management Personnel Committee of the Board of Directors who are not eligible for selection as participants under the Incentive Plan. The Incentive Plan is intended to provide additional incentives and motivation for Gray's employees. The Incentive Plan Committee is authorized in its sole discretion to determine the individuals to whom options will be granted, the type and amount of such options and awards and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, among other things. The following table contains information on stock options granted during the year ended December 31, 2000. All options granted during 2000 were options to purchase Gray class B common stock. No stock appreciation rights were granted in 2000.

                              OPTION GRANTS IN 2000

                                                                            POTENTIAL REALIZABLE
                                        INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                    -----------------------------------------------------     ANNUAL RATES OF
                     NUMBER OF     % OF TOTAL                                   STOCK PRICE
                     SECURITIES     OPTIONS                                   APPRECIATION FOR
                     UNDERLYING    GRANTED TO    EXERCISE OR                   OPTION TERM (1)
                      OPTIONS     EMPLOYEES IN    BASE PRICE   EXPIRATION   ---------------------
       NAME           GRANTED         2000        ($/SHARE)       DATE       5% ($)      10% ($)
----------------    -----------   ------------   -----------   ----------   ---------   ---------
J. Mack Robinson       100,000        10.8          10.125      05/25/05      279,735    618,141

Robert A. Beizer        10,500         1.1          13.000      02/11/05       37,712     83,335
                        10,500         1.1          13.000      10/26/05       37,712     83,335

Thomas J. Stultz        25,000         2.7          10.125      05/25/05       69,934    154,535

Ray M. Deaver           15,000         1.6          10.125      05/25/05       41,960     92,721

Wayne M. Martin         25,000         2.7          10.125      05/25/05       69,934    154,535


(1) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Gray class B common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Gray's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Gray class B common stock holdings will be dependent on the timing of such exercise and the future performance of the Gray class B common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

STOCK OPTIONS EXERCISED

         The following table sets forth information about stock options that were exercised during 2000 and the number of shares and the value of grants outstanding as of December 31, 2000 for each named executive.

                       AGGREGATED OPTION EXERCISES IN 2000
                       AND DECEMBER 31, 2000 OPTION VALUES

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES               UNDERLYING UNEXERCISED             IN-THE-MONEY
                   CLASS OF   ACQUIRED    VALUE        OPTIONS AT 12/31/00     OPTIONS AT 12/31/00 ($) (1)
                    COMMON       ON     REALIZED   --------------------------  ---------------------------
       NAME         STOCK     EXERCISE    ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------   --------   --------  --------   -----------  -------------  -----------   -------------
J. Mack Robinson   Class A       -0-       -0-        10,000           -0-           -0-            -0-
                   Class B       -0-       -0-       115,000       150,000        41,563        553,125

Robert A. Beizer   Class B       -0-       -0-        43,500        31,500       117,282         40,688

Thomas J. Stultz   Class B       -0-       -0-        22,500        25,000         4,219        114,063

Ray M. Deaver      Class B       -0-       -0-           -0-        30,000           -0-         97,500

Wayne M. Martin    Class B       -0-       -0-        11,250        25,000         2,109        114,063

(1) Value is based on the closing price of Gray's class A common stock and class B common stock of $15.8125 and $14.6875, respectively at December 31, 2000, less the exercise price.

RETIREMENT PLAN

         The Company sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of any of its subsidiaries, which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to
(i) 22% of the employee's average earnings for the highest five consecutive years during the employee's final 10 years of employment multiplied by a factor, the numerator of which is the employee's years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee's monthly average earnings for the highest five consecutive years in the employee's final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee's years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, pensions estimated to be payable upon retirement of participating employees in specified salary classifications are shown in the following table:

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                             ------------------------------------------------------------------------------
     REMUNERATION (1)            10           15            20           25           30           35
---------------------------- ------------ ------------ ------------- ------------ ------------ ------------
 $   15,000                    $  1,341     $  2,001     $  2,661      $  3,321     $  3,300     $  3,500
     25,000                       2,235        3,335        4,435         5,535        5,500        5,500
     50,000                       5,096        7,296        9,496        11,696       11,000       11,000
     75,000                       8,381       11,681       14,981        18,281       16,500       16,500
    100,000                      11,666       16,066       20,466        24,866       22,000       22,000
    150,000                      18,236       24,836       31,436        38,036       33,000       33,000
    200,000                      20,606       29,406       38,206        47,006       38,112       35,200
    250,000 and above            21,114       30,759       40,405        50,051       41,355       38,583

(1)      Five-year average annual compensation.

         Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the pension compensation paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee's contribution to the Capital Accumulation Plan (as defined herein). Pension compensation for 2000 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 2000 for services in 1999 rather than the incentive awards paid in 2001 for services in 2000. The maximum annual compensation considered for pension benefits under the plan in 2000 was $170,000.

         Benefits are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

         As of December 31, 2000, the named executive officers of Gray have the following years of credited service:

         NAME               YEARS OF CREDITED SERVICE
------------------------    -------------------------
J. Mack Robinson                       2
Robert A. Beizer                       5
Thomas J. Stultz                       5
Ray M. Deaver                          1
Wayne M. Martin                        6

CAPITAL ACCUMULATION PLAN

         Effective October 1, 1994, Gray adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of
Section 401(k) of the Internal Revenue Code of 1986, as amended.

         Contributions to the Capital Accumulation Plan are made by the employees of Gray. Gray matches a percentage of each employee's contribution which does not exceed 6% of the employee's gross pay. The percentage to be matched by Gray is determined by the Board of

Directors before the beginning of each calendar year and is made with a contribution of Gray class B common stock. The percentage matched by Gray for the year ended December 31, 2000 was 50%. Gray's matching contributions vest based upon an employee's number of years of service, over a period not to exceed five years.

COMPENSATION OF DIRECTORS

         The standard arrangement for directors' fees is set forth in the table below.

                 DESCRIPTION                               AMOUNT
------------------------------------------------        ------------
Chairman of the Board's annual retainer fee               $18,000
Director's annual retainer fee                             12,000
Director's fee per Board meeting                            1,000
Chairman of the Board fee per Board meeting                 1,200
Committee chairman fee per committee meeting                1,200
Committee member fee per committee meeting                  1,000

         Directors are paid 40% of the above fee arrangement for participation by telephone in any meeting of the Board of Directors or any committee thereof.

         In addition, Gray has a Non-Qualified Stock Option Plan for non-employee directors that currently provides for the annual grant of options to purchase up to 7,500 shares of Gray class B common stock at a price per share equal to the market price at the time of grant. Such options are exercisable until the end of the first month following the end of the year of the grant.

EMPLOYMENT AGREEMENTS

         Ray M. Deaver and Gray are parties to an employment agreement dated October 1, 1999 and having a three-year term ending on December 31, 2002. The agreement provides that Mr. Deaver shall be employed as Regional Vice President
- Texas with an initial annual base salary of $230,000 and a grant of options to purchase 15,000 shares of Gray class B common stock with an exercise price of $12.75 per share. The option is exercisable over a three-year period beginning upon the second anniversary of the grant date. The agreement provides that Mr. Deaver shall be entitled to receive a bonus of not less than $125,000 for each year of his employment that television stations KWTX, KBTX and KXII attain budget goals as set annually by Gray. The budget goals will be calculated in the aggregate. In addition, Mr. Deaver shall be entitled to receive 10% of any amount by which those three stations in the aggregate exceed the budget goals. Mr. Deaver has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain confidentiality and non-disclosure obligations. He has also agreed that during the term of his agreement and for a one-year period thereafter, he will be subject to certain non-competition obligations. In addition, if Mr. Deaver's employment is terminated without cause, as defined in the agreement, he is entitled to one year's salary as severance pay.

         Wayne M. Martin has a written commitment with Gray that if control of Gray changes while he is an officer and manager at Gray, he will be entitled to one year's salary as severance pay if the new control group does not retain him in a similar position with similar compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Richard L. Boger, William E. Mayher, III, Robert S. Prather, Jr., Hugh Norton and J. Mack Robinson are the members of the Management Personnel Committee, which serves as the Compensation Committee of Gray. Mr. Robinson, President, Chief Executive Officer and a director of Gray, serves on the Compensation Committee of Bull Run Corporation, a principal shareholder of Gray. Mr. Prather, Executive Vice President-Acquisitions and a director of Gray, also serves as President, Chief Executive Officer and director of Bull Run Corporation. Hilton H. Howell, Jr., Executive Vice-President and a director of Gray, also serves as Vice President, Secretary and a director of Bull Run Corporation.

REPORT OF MANAGEMENT PERSONNEL COMMITTEE

         Gray's executive compensation program is administered by the Management Personnel Committee of the Board of Directors.

         The goals of Gray's executive compensation program for 2000 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve such goals Gray relies primarily on salaries, bonuses, options and other compensation for each of Gray's executive officers, except that the salary of Mr. Deaver is specified in his employment agreement with Gray. Under current policy, the chief executive officer of Gray determines the recommended annual compensation level, including bonuses, for all other officers of Gray and its subsidiaries, and then submits these recommendations to the Management Personnel Committee for its review and approval. Such determinations of the Management Personnel Committee are reported to the full board, which then has the opportunity to consider and amend such determinations concerning the compensation payable to executive officers. In 2000, the full board approved the determinations of the Management Personnel Committee with respect to compensation without making any changes thereto. The Management Personnel Committee's policy for determining an executive's salary, bonus and stock option grants is based on the responsibility of such executive, his or her impact on the operations and profitability of Gray or the business unit for which such executive has operating responsibility and the knowledge and experience of such executive.

         In 2000, the Management Personnel Committee utilized the foregoing criteria to determine executive salaries, bonuses and option grants and such salaries, bonuses and option grants are consistent with the foregoing policy. An executive's annual bonus is based on a percentage of his or her annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 2000, bonuses ranged from 0% to 54% of an executive's base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual's contribution to Gray or the business unit (which is a subjective analysis). The operating profit targets are approved annually by the Management Personnel Committee. When measuring an executive's individual contribution and performance, the Management Personnel Committee examines the factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual's performance against such mix in absolute terms in relation to other executives at Gray. In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, the Management Personnel Committee takes into account subjective considerations, including the level of such executive's position and the individual's contribution to Gray. Although the Management Personnel Committee believes that its compensation structure is similar to that of other comparable communications companies, it did not specifically compare such structure with that of other companies in 2000.

         The annual compensation of Mr. Robinson, Gray's President and Chief Executive Officer, was set by the Management Personnel Committee at $200,000 in 2000. In addition, in 2000, he was awarded options for the purchase of 100,000 shares of Gray class B common stock in recognition of Gray's overall performance, success in meeting strategic objectives and the Chief Executive Officer's personal leadership and accomplishments.

         Submitted by the Management Personnel Committee of the Board of Directors

         Richard L. Boger, Chairman
         William E. Mayher, III
         Robert S. Prather, Jr.
         Hugh Norton
         J. Mack Robinson

REPORT OF AUDIT COMMITTEE

         The Audit Committee of the Board of Directors was comprised of two directors in 2000 who were and continue to be independent and financially literate within the meaning of the New York Stock Exchange and National Association of Securities Dealers listing standards regarding audit committees. In accordance with its written charter, which was approved in its current form by the Board on May 25, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. A copy of the Audit Committee's charter is attached as Exhibit A. In addition, the Audit Committee recommends to the full Board the selection of Gray's independent auditors.

         Management has primary responsibility for Gray's financial statements and the overall reporting process, including Gray's system of internal controls. Ernst & Young LLP, Gray's independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects Gray's financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed Gray's audited consolidated financial statements for the year ended December 31, 2000 and discussed them with both management and Ernst & Young LLP. Based upon this review, the Audit Committee recommended to the full Board that the audited consolidated financial statements be included in Gray's Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Securities and Exchange Commission.

         The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on

Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence from Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

         Submitted by the Audit Committee of the Board of Directors

         Howell W. Newton, Chairman
         Richard L. Boger

FEES

         The following table displays the aggregate fees billed to Gray during the year ended December 31, 2000 by Gray's independent auditors, Ernst & Young LLP.

                 Description of Services                    Amount
         ------------------------------------              --------
         Audit fees                                        $209,700
         All other fees                                    $119,121

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation and the beneficial owner of approximately 21.1% of the outstanding shares of Bull Run common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run Corporation and the beneficial owner of approximately 9.0% of the outstanding shares of Bull Run common stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Bull Run is the owner of 13.1% of the total outstanding common stock of Gray. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run.

         Gray Kentucky Television, Inc., a subsidiary of Gray ("Gray Kentucky"), is a party to a rights sharing agreement with Host Communications, Inc., a wholly owned subsidiary of Bull Run Corporation ("Host"), and certain other parties not affiliated with Gray. Pursuant to this agreement, the parties agreed to exploit Host's rights to broadcast and market certain University of Kentucky football and basketball games and related activities. Pursuant to such agreement, Gray Kentucky is licensed to broadcast certain University of Kentucky football and basketball games and related activities. Under this agreement, Gray Kentucky also provides Host with production and certain marketing services and Host provides accounting and various marketing services. During the year ended December 31, 2000, Gray received approximately $336,000 under this rights sharing agreement.

         During 2000, Gray redeemed from Bull Run, 500 shares of Gray's series A preferred stock at a cost of $5 million, the liquidation price of such series A preferred stock. During 2000, Gray issued 11 shares of series B preferred stock as payment of dividends to the holders thereof which consists of Bull Run Corporation, J. Mack Robinson and certain of his affiliates.

         On January 28, 1999, Bull Run Corporation acquired 301,119 shares of the outstanding common stock of Sarkes Tarzian, Inc. ("Tarzian") from the Estate of Mary Tarzian (the "Estate") for $10 million. The acquired shares (the "Tarzian Shares") represent 33.5% of the total outstanding common stock of Tarzian (both in terms of the number of shares of common stock outstanding and in terms of voting rights), but such investment represents 73% of the equity of Tarzian for purposes of dividends as well as distributions in the event of any liquidation, dissolution or other termination of Tarzian. A single shareholder controls a majority of the voting rights of the Tarzian common stock.

         Tarzian owns and operates two television stations and four radio stations: WRCB-TV Channel 3 in Chattanooga, Tennessee, an NBC affiliate; KTVN-TV Channel 2 in Reno, Nevada, a CBS affiliate; WGCL-AM and WTTS-FM in Bloomington, Indiana; and WAJI-FM and WLDE-FM in Fort Wayne, Indiana.

         Gray has an agreement with Bull Run Corporation, whereby Gray has the option of acquiring the Tarzian Shares from Bull Run Corporation for $10 million plus related costs. These related costs include but are not limited to Bull Run Corporation's investment charges on the incremental debt used to acquire the investment, less the aggregate amount of certain payments the Company has paid Bull Run Corporation to extend the option period. The agreement provides that Gray can extend the option period in 30-day increments. In 2000, Gray paid $1,400,700 to extend this option period from March 31, 2000 through December 31, 2001. Gray also incurred a fee of $1,000,000 for services rendered by Bull Run Corporation in connection with the option agreement of which Gray paid $800,000 in 2000. In connection with the option agreement, Gray granted warrants to Bull Run to purchase up to 100,000 shares of Gray class B common stock at $13.625 per share. The warrants vest immediately upon Gray's exercise of its option to purchase the Tarzian Shares. The warrants expire 10 years following the date on which Gray exercises its option.

STOCK PERFORMANCE GRAPH

         The following graphs compare the cumulative total return of Gray class A common stock from December 1995 and Gray class B common stock from September 1996 (when the Gray class B common stock first became publicly traded) to December 31, 2000 as compared to the stock market total return indexes for (1) The New York Stock Exchange Market Index and (2) The New York Stock Exchange Industry Index based upon the Television Broadcasting Stations Index on December 31, 1995 and September 1996.

         The graphs assume the investment of $100 in the Gray class A common stock and class B common stock in the New York Stock Exchange Market Index and the NYSE Television Broadcasting Stations Index on December 31, 1995 and September 1996. Dividends are assumed to have been reinvested as paid.

                            GRAY CLASS A COMMON STOCK

                                     12/29/95      12/31/96    12/31/97      12/31/98     12/31/99    12/29/00
                                     -------------------------------------------------------------------------
     Gray class A common stock         100.0        106.01       147.99       155.27       150.66       135.53

     TV broadcasting stations          100.0        111.23       145.18       104.08       182.20       144.59

     NYSE market index                 100.0        120.46       158.48       188.58       206.49       211.42




                            GRAY CLASS B COMMON STOCK

                                     09/24/96      12/31/96     12/31/97     12/31/98     12/31/99     12/29/00
                                     --------------------------------------------------------------------------
     Gray class B common stock         100.0         87.29       132.74       106.16       105.31       115.37

     TV broadcasting stations          100.0         97.87       127.75        91.58       160.32       127.22

     NYSE market index                 100.0        106.91       140.66       167.37       183.27       187.64

         PROPOSAL 2: AMENDMENT OF THE GRAY 1992 LONG TERM INCENTIVE PLAN

         At the meeting, Gray shareholders will be asked to approve the adoption of an amendment to the 1992 Long Term Incentive Plan to provide that the aggregate number of shares of Gray common stock subject to awards under the Incentive Plan be increased from 1,900,000 to 2,900,000. The Board approved this amendment to the Incentive Plan, subject to shareholder approval.

         The following description of the Incentive Plan is a summary of the material provisions of the Incentive Plan.

         Types of Awards. The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights ("SARs") and performance awards (collectively, the "Awards") to officers and key employees of Gray and its subsidiaries to purchase shares of Gray class A common stock and class B common stock.

         Purpose. The Incentive Plan is designed to encourage officers and key employees to achieve goals, which are mutually beneficial to Gray and the officer or employee, thereby strengthening their desire to remain with Gray, while simultaneously providing an incentive to work for the success of Gray.

         Administration. The Incentive Plan is administered by the Management Personnel Committee that consists of persons appointed by Gray's board of directors. Subject to any general guidelines established by the Gray board, the determinations of the Management Personnel Committee are made in accordance with their judgment as to the best interest of Gray and its shareholders. Determinations, interpretations or other actions made or taken by the Management Personnel Committee pursuant to the provisions of the Incentive Plan are final and binding for all purposes and upon all participants.

         Incentive Stock Options. The incentive stock options granted under the Incentive Plan may not be exercised earlier than six months and not later than 10 years from the date of grant. The purchase price per share of Gray common stock purchasable under any incentive stock option may not be less than 100% of the fair market value of the shares on the date the option is granted. The aggregate fair market value of the stock which an incentive stock option is exercisable for the first time during any calendar year shall not exceed $100,000.

         Nonqualified Stock Options. The nonqualified stock options granted under the Incentive Plan may not be exercised earlier than six months and not later than 10 years from the date of grant. The purchase price per share of Gray common stock purchasable under any nonqualified stock option is such price as is fixed by the Management Personnel Committee. The Management Personnel Committee has the right to determine at the time an option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions, and if so, the nature of the restrictions.

         Stock Appreciation Rights. Upon the exercise of an SAR, the holder thereof will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the exercise price of the SAR. The exercise price (which may not be less than the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the Management Personnel Committee. At the time of grant, the Management

Personnel Committee may establish a maximum amount per share which will be payable upon exercise of a SAR. Payment by Gray upon exercise of a SAR may be in cash or stock, or any combination thereof, as the Management Personnel Committee determines. The following will apply upon the exercise of a SAR:

         - Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of any related stock option may be exercised for all or part of the shares of stock for which its related option is then exercisable. Such number of shares equal to the number of SARs exercised will no longer be available for awards under the Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the Incentive Plan.

         - Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of stock options will be deemed to have been exercised upon the exercise of the related stock options, and shares of stock equal to the sum of the number of shares acquired by exercise of the stock option plus the number of SARs exercised will no longer be available for Awards under the Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the Incentive Plan.

         - Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of stock options will be deemed to have been exercised upon the lapse of the related stock options as to the number of shares of stock subject to the stock options. Shares of stock equal to the number of SARs needed to have been exercised will not be available again for Awards under the Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the Incentive Plan.

         - Exercise of SARs Independent of Options. SARs exercisable independent of stock options may be exercised upon whatever terms and conditions the Management Personnel Committee imposes upon the SARs, and shares of stock equal to the number of SARs exercised will no longer be available for Awards under the Incentive Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised will be restored to the number of shares available for issuance under the Incentive Plan.

         Restricted Stock. Restricted stock consists of stock issued or transferred under the Incentive Plan at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. Restricted stock awards may not be disposed of by the recipient until the restrictions established by the Management Personnel Committee lapse, and in any event, such restricted stock may not be disposed of for not less than six months following the date of grant. Participants are entitled to all dividends paid with respect to restricted stock during the period which the sale of such stock is restricted and will not be required to return any such dividends to Gray in the event of the forfeiture of the restricted stock.

         Performance Awards. Performance awards consist of stock to be issued without payment therefor, if the performance goals established by the Management Personnel Committee are achieved during the applicable performance period. The goals established by the Management Personnel Committee may include return on average total capital employed, earnings per share, return on shareholders' equity or such other goals as may be established by the Management Personnel Committee. Actual payment of the performance award earned shall be in cash or in stock or in combination of both, in a single sum or in periodic installments, as determined by the Management Personnel Committee. If the performance award includes stock, such stock may not be disposed of for six months from the date of issuance pursuant to such award. If the performance award is paid in cash instead of stock, the number of shares reserved for issuance under the Incentive Plan and in the form of restricted stock or performance awards will be reduced by the number of shares issued.

         Adjustments and Amendments of the 1992 Plan. Adjustments in the Incentive Plan and in outstanding options will be made to reflect stock dividends, recapitalizations and similar events. The Board of Directors has the right to amend or terminate the Incentive Plan at any time; provided, however, that unless first duly approved by the holders of Gray common stock entitled to vote on such matter, no amendment or change may be made in the Incentive Plan:
(1) increasing the total number of shares that may be issued under the 1992 Plan or increasing the amount of type of awards that may be granted under the Incentive Plan; (2) changing the minimum purchase price of shares of common stock which may be made subject to Awards under the Incentive Plan; or (3) changing the eligibility requirements.

         The Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

         Change in Control. The Incentive Plan provides that in the event of a change of control of Gray, outstanding awards shall become immediately and fully exercisable or payable according to the following terms:

         - Any outstanding and unexercised option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

         - For six months and seven days following a change in control of Gray, a holder of an option, unless provided otherwise at the time of grant, shall have the option to receive in cash an amount equal to the amount by which the highest reported price per share of stock, on the date of exercise, shall exceed the base price per share of stock under the option multiplied by the number of shares granted under the option, for which this right has been exercised;

         - Any outstanding and unexercised SARs shall become exercisable as follows:

                  (1) SARs exercisable in lieu of any related stock option or in conjunction with the exercise of stock options may be exercised for all or part of the shares of stock for which its related option is then exercisable in the same manner as prior to the change in control;

                  (2) SARs exercisable independent of stock options shall be deemed to have been exercised if and when the participant advises the Management Personnel Committee in writing that he or she elects to have options with respect to which the SAR was granted treated as lapsed and shall have been held for six months prior to exercise; and

                  (3) SARs exercisable independent of stock options shall be exercisable immediately, without regard to limitations imposed in the Incentive Plan.

         - Any restricted stock shall become immediately and fully transferable. The Management Personnel Committee shall have been deemed to waive any automatic forfeitures.

         - Any performance award, which has not expired, shall be deemed to have been earned on the assumption that all performance goals have been achieved.

         - A "change in control" means a change in control of Gray of a nature that would be required to be reported on Schedule 14A under the Securities Exchange Act of 1934. A change of control is deemed to have occurred if (1) any person becomes the beneficial owner of 20 percent or more of the combined voting power of Gray's then outstanding shares; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of Gray in which Gray is the continuing corporation in which the holders of Gray common stock immediately prior to the acquisition do not own 70 percent or more of the stock of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all of Gray's assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.

         Non-Assignability of Awards. No Award may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and are exercisable, during the participant's lifetime, only by the participant.

         Certain Federal Income Tax Consequences. The following discussion is designed to provide a summary of the material tax consequences with respect to Awards granted under the Incentive Plan as of the date of this proxy statement. In addition to the tax consequences described below, (1) officers and directors of Gray subject to Section 16(b) of the Securities Exchange Act of 1934, may be subject to special rules regarding the income tax consequences concerning their incentive stock options; nonqualified stock options and restricted shares and
(2) any entitlement to a tax deduction on the part of Gray is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation.

         - Incentive Stock Options. Certain options granted or that may be granted under the Incentive Plan will be incentive stock options as defined in the Internal Revenue Code, provided that such options satisfy the requirements under the Internal Revenue Code applicable to incentive stock options. In general, neither the grant nor the exercise of any incentive stock option will result in taxable income to the optionee or a deduction to Gray. The sale of Gray common stock received upon the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to Gray. The exercise of an incentive stock option may have implications in the computation of the optionee's alternative minimum tax. To receive capital gain or loss treatment upon the disposition of Gray common stock acquired through exercise of an incentive stock option, the optionee must not dispose of the Gray common stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such Gray common stock for at least one year after the transfer of such Gray common stock to the optionee.

                  If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Gray common stock, but, in general, any gain in an amount equal to the lesser of (1) the fair market value of the Gray common stock on the date of exercise minus the option price or
                  (2) the amount realized on the disposition minus the option price is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee's holding period for the stock that has been sold. Gray will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

                  The Incentive Plan provides that an optionee may pay for Gray common stock received upon the exercise of an option (including an incentive stock option) with other shares of Gray common stock. In general, an optionee's transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

         - Nonqualified Stock Option. An optionee will realize no taxable income upon the grant of a non-qualified stock option and Gray will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Gray common stock on the date of exercise over the exercise price. Upon a subsequent sale of the Gray common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Gray common stock. Gray will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

         - SARs. Generally, no Federal income tax consequences are incurred by Gray or the holder at the time a SAR is granted pursuant to the Incentive Plan. However, upon the exercise of a SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash of the value of property received by him or her. Gray generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income. If a holder of a SAR receives

                  Gray common stock upon the exercise of such right and subsequently disposes of such Gray common stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder's holding period for the Gray common stock that has been sold.

         - Restricted Stock Awards. The Federal income tax consequences of a restricted stock award granted under the Incentive Plan will depend, in large measure, on the restriction placed on the stock. In general, if the stock is "not transferable" and subject to a "substantial risk of forfeiture," as described above, then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock. If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock. Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient's holding period for the stock. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

               PROPOSAL 3: CONFIRMATION OF APPOINTMENT OF AUDITORS

         Gray's Board of Directors recommends that the shareholders confirm the appointment of Ernst & Young LLP to audit the books and accounts of Gray for the year ending December 31, 2001.

         Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

       SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

         Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received at the Company's principal executive offices by December 20, 2001 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

   OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

         For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 18, 2002 and advises shareholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on March 18, 2002. Notices of intention to present proposals at the 2002 Annual Meeting of Shareholders should be addressed to Robert A. Beizer, Secretary, 1201 New York Ave. NW, Suite 1000, Washington, DC, 20005-3917.

                                                                       EXHIBIT A
GRAY COMMUNICATIONS SYSTEMS, INC.
AUDIT COMMITTEE CHARTER


ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors, and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

GRAY COMMUNICATIONS SYSTEMS, INC.
AUDIT COMMITTEE CHARTER (CONTINUED)


The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee is responsible for insuring that the outside auditors submit on a periodic basis to the committee a form of written statement delineating all relationships between the auditor and the Company as required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

- The committee shall discuss with the independent auditors, the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                   PROXY -- GRAY COMMUNICATIONS SYSTEMS, INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JUNE 28, 2001

     The undersigned hereby appoints William E. Mayher III and J. Mack Robinson, and each of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares that the undersigned shareholder is entitled to vote on all matters which come before the annual meeting of shareholders of Gray Communications Systems, Inc. referred to above and at any adjournment of that meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED, ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

Dear Shareholder:

     Gray Communications Systems, Inc. encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

     To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.

     1. To vote over the Internet:

          - Log on to the Internet and go to the website http://www.proxyvoting.com/gcs

     2. To vote over the telephone:

          - On a touch-tone telephone call 1-800-840-1208, 24 hours a day, 7 days a week.

     Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

         YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.         Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example


1. Election of Directors

Nominees:
01. Richard L. Boger      02. Hilton H. Howell, Jr.   03. William E. Mayher, III
04. Howell W. Newton      05. Hugh Norton             06. Robert S. Prather, Jr.
07. Harriett J. Robinson  08. J. Mack Robinson

                            FOR             WITHHELD
                            [ ]               [ ]

To withhold authority to vote for any individual nominee(s) write his or their names in the following space.


-------------------------------------------------------

2. To approve the amendment of the 1992 Long Term Incentive Plan to increase the number of shares of Gray Class B Common Stock issuable thereunder.

                   FOR                AGAINST        ABSTAIN
                   [ ]                  [ ]            [ ]

3. To confirm the appointment of Ernst & Young LLP as independent auditors of Gray for the year ending December 31, 2001.

                   FOR                AGAINST        ABSTAIN
                   [ ]                  [ ]            [ ]

By checking the box to the right, I consent to future access of the Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for
any future shareholder meeting until such consent is revoked. I             [ ]
understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield
Park, NJ. I understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.



Signature(s)                           Signatures(s)
            ---------------------------             ----------------------------


Date
    -----------------------------------
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. IF SIGNED FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK


   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                        HTTP://WWW.PROXYVOTING.COM/GCS
                        Use the Internet to vote your
                        proxy. Have your proxy card in
                        hand when you access the web
                        site. You will be prompted to enter
                        your control number, located in
                        the box below, to create and
                        submit an electronic ballot.

                                       OR

                                   TELEPHONE
                                 1-800-840-1208
                        Use any touch-tone telephone to
                        vote your proxy. Have your proxy
                        card in hand when you call. You will
                        be prompted to enter your control
                        number, located in the box below,
                        and then follow the directions given.

                                       OR

                                      MAIL
                        Mark, sign and date your proxy
                        card and return it in the enclosed
                        postage-paid envelope.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.



YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT: WWW.GRAYCOMMUNICATIONS.COM
[HTTP://WWW.GRAYCOMMUNICATIONS.COM]